VONTOBEL FUNDS, INC.
     1500 Forest Avenue, Suite 223, Richmond, Virginia 23229
         804-285-8211 * 800-527-9500 * Fax 804-285-8251

FILED VIA EDGAR


June 3, 1997

Filing Desk
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Vontobel Funds, Inc.
          Vontobel U.S. Value Fund (the "Fund")
          File Nos 002-78931 & 811-03551
          Definitive Proxy Material

Gentlemen:

     Pursuant to the requirements of Rule 14a-6(b) under the Securities Exchange Act of 1934, submitted electronically via the EDGAR system, is a definitive copy of the proxy statement, notice of meeting and form of proxy to be furnished to shareholders of the above-referenced Fund in connection with a special meeting of shareholders on June 30, 1997. It is expected that the definitive proxy materials will be mailed to shareholders on or about June 4, 1997.

     At the special meeting, shareholders will vote to approve or disapprove a change in the classification of the Fund from a diversified to a non-diversified investment company. Shareholders will also consider a change in the Fund's investment limitations to permit it to borrow up to 33-1/3% of its assets from banks to meet redemptions.

     Please direct questions and comments relating to this filing to Michael V. Farrell, Esquire at (215) 564-8095 or, in his absence, to Steven M. Felsenstein, Esquire at (215) 564-8074.

Very truly yours,



/s/ John Pasco, III
John Pasco, III

Enclosures

cc:  Steven M. Felsenstein, Esquire
     Michael V. Farrell, Esquire
                    SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

Filed by the RegistrantX
Filed by a Party other than the Registrant
Check the appropriate box:
X    Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      Vontobel Funds, Inc.

        (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X    No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange
          Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid:



     Fee paid previously with preliminary materials
     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:



     2)   Form, Schedule or Registration Statement No.:



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     4)   Date Filed:

                      VONTOBEL FUNDS, INC.

                       1500 Forest Avenue
                            Suite 223
                    Richmond, Virginia  23229

         NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS OF
                    VONTOBEL U.S. VALUE FUND

                          June 2, 1997



To Shareholders:

     A Special Meeting of Shareholders of Vontobel U.S. Value Fund (the "U.S. Value Fund") of
Vontobel Funds, Inc. (the "Vontobel Funds") will be held at the offices of the Vontobel Funds at 1500
Forest Avenue, Suite 223, Richmond, Virginia 23229 at 10:00 a.m. local time, on June 30, 1997 for the following purposes:

     1. To approve or disapprove a change in the classification of the U.S. Value Fund from a diversified to a non-diversified investment company.

     2. To approve or disapprove a change in the U.S. Value Fund's fundamental investment policies to permit the U.S. Value Fund to borrow up to 33 1/3% of its assets from banks to meet redemptions.

     3. To transact such other business as may properly come before the Meeting.

     Shareholders of record at the close of business on May 15, 1997 are entitled to vote at the meeting or any adjournment thereof.

                              By Order of the Board of Directors



                              JOHN PASCO III
                              Chairman

June 2, 1997
Richmond, Virginia
                            IMPORTANT

Whether or not you plan to attend the meeting, please mark your voting instructions on the enclosed proxy and promptly date, sign and return it in the enclosed envelope. No postage is required if mailed in the United States. We ask your cooperation in helping the Fund by mailing your proxy promptly.
VONTOBEL FUNDS, INC.

1500 Forest Avenue
Suite 223
Richmond, Virginia  23229

PROXY STATEMENT - SPECIAL MEETING OF SHAREHOLDERS OF

VONTOBEL U.S. VALUE FUND

June 2, 1997



     The enclosed proxy is solicited on behalf of the Board of Directors of Vontobel Funds, Inc. (the "Vontobel Funds") in connection with a Special Meeting of Shareholders ("Meeting") of Vontobel U.S. Value Fund (the "U.S. Value Fund" or "Fund") and any adjournment thereof.
Vontobel Funds is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Vontobel USA
 Inc. (the "Advisor"), located at 450 Park Avenue, New York, New York 10022, serves as the U.S. Value Fund's investment adviser.

     Proxies will be voted in accordance with the instructions contained thereon. If no instructions are given, proxies that are signed and returned will be voted in favor of the proposals. A shareholder may revoke his or her proxy at any time before it is exercised by delivering a written notice to the Fund expressly revoking such proxy, by executing and forwarding to the Fund a subsequently dated proxy, or by attending the Meeting and voting in person. This proxy statement and the accompanying form of proxy are being first sent to shareholders on approximately June 3, 1997. In the event that at the time the Meeting is called to order a quorum is not present in person or by proxy, those proxies that have been received will be voted to adjourn the Meeting to a later date. In the event a quorum is present but sufficient votes in favor of the proposals have not been received , the Meeting may be adjourned to solicit additional votes. In that event, only those proxies that have been received which would be voted to approve the proposals will be voted in favor of an adjournment, and those proxies that have been received which would be voted against the proposals will be voted against the adjournment.

     As of the close of business on May 15, 1997, the record date fixed by the Board of Directors for the determination of shareholders of the U.S. Value Fund entitled to notice of and to vote at the Meeting ("Record Date"), 6,491,628.958 shares of the U.S. Value Fund were outstanding. Each share is entitled to one vote.

     The vote of the holders of a "majority of the outstanding voting securities" of the U.S. Value Fund, as defined in the 1940 Act, represented at the meeting in person or by proxy, is required for the approval of each proposal ("1940 Act Majority Vote"). A 1940 Act Majority Vote means the vote of (a) at least 67% of the shares of the U.S. Value Fund present in person or by proxy, if more than 50% of the shares of the U.S. Value Fund are represented at the meeting, or (b) more than 50% of the outstanding shares of the U.S. Value Fund, whichever is less. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes not cast and, therefore, would not be counted for purposes of determining whether the proposals have been approved. No other business may properly come before the Meeting.

     The cost of solicitation, including preparing and mailing the proxy materials, will be borne by the U.S. Value Fund. In addition to solicitations through the mails, the employees of the Advisor may solicit proxies by telephone, telegraph and personal interviews. It is not anticipated that any of the foregoing persons will be specially engaged for that purpose.

PRINCIPAL SHAREHOLDERS

     As of May 15, 1997, the following persons are known by the Vontobel Funds to be beneficial owners of more than five percent of the U.S. Value Fund's outstanding shares:

                              Number of Shares    Percentage
Name & Address                Beneficially Owned  of Fund

Charles Schwab Reinvestment1,624,411.500     25.023%
Attn.:  Mutual Fund Dept.
101 Montgomery Street
San Francisco, CA 94105


Vontobel USA Inc.             1,843,944.795*           28.405%
450 Park Avenue
New York, NY  10022

Bank J. Vontobel              1,270,790.875            19.576%
Bahnhofstrasse #3
CH-8022 Zurich
Switzerland

National Financial Services     535,092.917             8.243%
Attn.: Mutual Fund Dept.
One World Financial Center
200 Liberty Street
4th Floor
New York, N.Y. 10281-1003


               TOTAL          5,274,240.087            81.247%


     As of May 15, 1997, the Directors and executive officers of the Vontobel Funds beneficially owned the following amounts of the U.S. Value Fund's outstanding shares:


                              Number of Shares    Percentage
Name & Address                Beneficially Owned  of Fund

John Pasco, III               2,000.000                0.031%
Chairman, Director and
     Treasurer
1500 Forest Ave.
Suite 223
Richmond, VA  23229

Henry Schlegel                  158.155                 0.002%
Director
450 Park Avenue
New York, NY  10022

Samuel Boyd, Jr.              158.155                  0.002%
Director
10808 Hob Nail Court
Potomac, MD  20854

William E. Poist              106.680**           0.002%
Director
5272 River Road
Bethesda, MD  20816

Paul M. Dickinson          493.017                0.008%
Director
8704 Berwickshire Drive
Richmond, VA  23229

F. Byron Parker, Jr.        15.847                0%
Secretary
810 Lindsay Court
Richmond, VA 23229


*Henry Schlegel, through his positions as Director, President and Chief Executive Officer of the Advisor may be deemed a beneficial owner of the
 1,843,944.795 shares of the Fund that are owned by clients of the Advisor who have granted the Advisor discretionary investment authority with respect to such shares.

**15.581 of Mr. Poist's shares are owned by his son.





ITEM 1:   CHANGE IN THE CLASSIFICATION OF THE FUND FROM
          "DIVERSIFIED" TO "NON-DIVERSIFIED"

     The Board of Directors of the U.S. Value Fund has approved a proposal to reclassify the Fund from a "diversified" to a "non-diversified" investment company, as defined in the 1940 Act.


          Background

          The Fund is currently classified as a "diversified" investment company under the 1940 Act. This classification requires the Fund to invest so that a total of at least 75% of the value of the Fund's assets consist of a combination of cash, securities of the U.S. government or its agencies or instrumentalities, securities of other investment companies, and securities of other issuers in each of which the Fund has not invested more than 5% of its total assets. Under this provision, a diversified investment company may invest any or all of the remaining 25% of its total assets, in any one or more issuers without regard to the 5% limitation. The Fund has adopted a fundamental investment restriction consistent with this policy.

          Discussion

          The Fund invests primarily in equity securities that have been selected by the Advisor using a disciplined value approach. The Advisor seeks to invest the Fund's assets in companies with a high level of earnings predictability with equity securities being offered at a discount to their intrinsic value, as measured by calculating the present value of future free cash flows. Generally, there are a limited number of securities that meet the Advisor's strict standards for selection of the Fund's portfolio investments, and the Fund may then be unable to invest additional amounts in investments of its choosing. When this occurs, the Fund maintains a large cash position, because it is unable to place additional assets in the limited number of stocks that the Advisor deems to be suitable value investments. Therefore, while the Fund is classified as a diversified portfolio under
Section 5(b)(1) of the 1940 Act, it is subject to diversification requirements that significantly restrict its ability to focus its investments in a small number of issuers. For this reason, the Fund may have to forgo opportunities to increase certain positions which are considered to be attractive by the Advisor. The Advisor believes that it would be beneficial for the Fund to have the flexibility to invest a larger percentage of its assets in stocks identified as suitable value investments in order to take advantage of the potential offered by such stocks.
 Consequently, the Advisor recommends that the Fund operate under the less restrictive diversification requirements applicable to non-diversified investment companies under the 1940 Act.

          As a diversified investment company, the U.S. Value Fund is currently subject to the 75% diversification standard set in the 1940 Act, which provides that:

     "Diversified company" means a management company which meets the following requirements: At least 75 per centum of the value of its total assets is represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 per centum of the value of the total assets of such management company and to not more than 10 per centum of the outstanding voting securities of such issuer.

The Fund is also subject to a similar, but less restrictive diversification requirement under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Though similar to the 1940 Act standard, the Code provision applies to only 50% of the assets of the Fund, and not to 75%.
As a "regulated investment company," the Fund is relieved from any liability for federal income tax and excise tax to the extent that it distributes its taxable income and capital gains to its shareholders and meets the diversification requirements under the Code. The Fund intends to continue to operate so that it qualifies as a "regulated investment company" for purposes of the Code. The Fund's amended investment limitation, which would apply to 50% of its assets, conforms to the Code's diversification requirements.

          The revised investment restriction, which would govern the diversification of the Fund's assets, would provide that the Fund will not:

     "(i) as to 50% of its total assets, purchase the securities of any one issuer, (other than obligations issued or guaranteed as to principal and interest by the U.S. government or any agency or instrumentality thereof or the securities of other regulated investment companies) if, as a result of such purchase, more than 5% of the value of Fund's total assets would be invested in the securities of such issuer, or if such purchase would cause the Fund to own more than 10% of any class of the outstanding voting securities of such issuer; and (ii) invest more than 25% of the value of its total assets in securities (other than U.S. government securities or the securities of other regulated investment companies) of any one issuer."

          As a "non-diversified" investment company, the U.S. Value Fund will be permitted to invest a larger percentage of its assets in the securities of a single issuer. As a result, changes in the value of a security held by the Fund could have a greater impact on the overall value of the Fund's net assets, thereby exposing the Fund's shareholders to the potential for greater fluctuation in the value of their investments. However, in the opinion of the Advisor, such potential for increased fluctuation in values will be offset by the strict screening procedures employed to select and monitor the Fund's portfolio investments. Specifically, the Advisor seeks portfolio securities with the following attributes: predictable earnings, safety of principal and a discounted purchase price relative to the security's intrinsic value.

          Conclusion

          The Board of Directors recommends that the Fund's investment limitation regarding diversification be amended to conform to the less restrictive standard proposed above which will result in the Fund's reclassification as a non-diversified investment company. The Board of Directors has considered the factors discussed above and has determined that the proposed reclassification of the Fund as a non-diversified investment company will enhance the Fund's ability to achieve its investment objective by allowing the Fund to concentrate its assets in securities that meet the Advisor's stringent selection criteria for value investments. Accordingly, the Board of Directors recommends that shareholders vote to approve the reclassification of the Fund from a diversified to a non-diversified investment company. Approval by shareholders of the amended investment limitations will become effective at the time that the Fund's prospectus is amended to reflect the new limitations. It is presently expected that such revision will be made on or about August 20, 1997. If the proposal is not approved, the current limitation will remain unchanged.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL
     OF THE PROPOSAL TO RECLASSIFY THE U.S. VALUE FUND AS A
              "NON-DIVERSIFIED" INVESTMENT COMPANY


ITEM 2:   CHANGE IN THE FUNDAMENTAL INVESTMENT POLICY WITH RESPECT
          TO BORROWING

          Currently, the Fund is subject to the following borrowing limitation, which is a fundamental investment policy:

     "The Fund may not borrow money, except as a temporary measure for extraordinary or emergency purposes, or except in connection with reverse repurchase agreements, provided that the Fund maintains asset coverage of 300% in connection with the issuance of senior securities. Notwithstanding the foregoing, to avoid the untimely disposition of assets to meet redemptions, the Fund may borrow up to 20% of the value of the Fund's assets to meet redemptions, provided that the Fund may not make other investments while such borrowings are outstanding;"

          The Board of Directors has considered whether it would be in the best interest of the Fund to permit the Fund to borrow money for the limited purpose of making prompt payment to shareholders redeeming shares without the need to liquidate portfolio securities at a time when such a sale may not be in the interest of the Fund. The Board considered that under the 1940 Act, a fund may borrow for this purpose in an amount up to 33 1/3% of the value of its assets. After discussion, the Board determined that such a change could benefit the Fund in the event that the Fund would avoid the untimely disposition of portfolio securities, and the Board approved a proposal to amend the restriction to raise the amount that the Fund may borrow from 20% to 33 1/3% of the value of the Fund's assets.

          The Board of Directors concluded that the proposed investment policy, which provides greater flexibility to borrow when necessary to meet shareholder redemptions, would not significantly increase risk for shareholders, as the Fund will not engage in borrowing for purposes of leveraging the investments of the Fund.

          Under the 1940 Act, a fundamental policy may only be amended if the change is approved by a 1940 Act Majority Vote. The Board has therefore submitted to the shareholders this proposal to change the fundamental investment restriction. Approval by shareholders of the change in this fundamental investment restriction will become effective at the time that the Fund's prospectus is amended to reflect the new investment restriction. It is presently expected that such revision will be made on or about August 20, 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL
       OF THE PROPOSAL TO INCREASE THE EXTENT TO WHICH THE
          FUND MAY BORROW FROM BANKS UNDER THE 1940 ACT


ITEM 3:   OTHER MATTERS THAT MAY COME BEFORE THE MEETING

          This Meeting of the shareholders of the Fund is a special meeting, and will generally address only those matters set forth in the Notice of the Meeting. The Board of Directors of the Vontobel Funds knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the Board that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgement of the persons designated therein as proxies.

Other Information

          First Dominion Capital Corp. is the Distributor of the U.S. Value Fund's shares, and Commonwealth Shareholder Services, Inc. serves as Administrator to the Fund. The address of both the Distributor and Administrator is 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229

Shareholder Reports

          The most recent Annual Report for the U.S. Value Fund is available at no cost to shareholders of the Fund upon request by contacting the Vontobel Funds at 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229 or calling 800-527-9500 (toll free).

Shareholder Proposals

          Any shareholder who desires to submit a shareholder proposal may do s so by submitting such proposal in writing, addressed to the Secretary of the U.S. Value Fund, at 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229. Ordinarily, the Fund does not hold shareholders meetings.





                              By Order of the Board of Directors



                              JOHN PASCO, III
                              Chairman
June 2, 1997


BY SIGNING AND DATING THIS PROXY, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED. IF NOT MARKED, THE PROXIES WILL VOTE "FOR" EACH PROPOSAL, AND AS THEY SEE FIT ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.



                      VONTOBEL FUNDS, INC.
    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - JUNE 30, 1996

     The undersigned hereby constitutes and appoints John Pasco III and F. Byron Parker, Jr. or any of them, with power of substitution, as proxies to appear and vote all of the shares of stock standing in the name of the undersigned on the record date at the special meeting of shareholders of Vontobel U.S. Value Fund to be held at 1500 Forest Avenue, Suite 223, Richmond Virginia 23229 on the 30th day of June 1997 at 10:00 a.m. local time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOLLOWING ITEMS 1 and 2. IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED TO APPROVE EACH PROPOSAL. PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THESE MATTERS. THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF DIRECTORS.

     1. To approve a change in the classification of the Vontobel U.S. Value Fund from a diversified to a non-diversified investment company.
          FOR                 AGAINST             ABSTAIN

     2. To approve a change in the U.S. Value Fund's fundamental investment policies with respect to borrowing which will permit the Fund to borrow up to 33 1/3% of its net assets from banks to meet redemptions.
          FOR                 AGAINST             ABSTAIN

     3. To transact such other business as may properly come before the Meeting.



_______________________________________________________________________  1997
     SIGNATURE                    SIGNATURE (JOINT OWNER)   DATE

PLEASE DATE AND SIGN NAME OR NAMES TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.